Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Advantage Solutions Inc. of our report dated March 16, 2021 relating to the financial statements and financial statement schedule of Advantage Solutions Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, California

March 16, 2021